UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 24, 2024
_______________________
Allogene Therapeutics, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38693	82-3562771
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
210 East Grand Avenue, South San Francisco, California 94080
(Address of principal executive offices including zip code)
Registrant’s telephone number, including area code: (650) 457-2700
(Former name or former address, if changed since last report.)
________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ALLO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On May 24, 2024, Allogene Therapeutics, Inc. (the “Company”), Overland Pharmaceuticals (CY) Inc. (“Overland”) and Allogene Overland Biopharm (CY) Limited (the “JV Company”) entered into a Share Exchange Agreement pursuant to which Overland’s cell therapy business merged into the JV Company (the “Organizational Restructuring”).

As background, the JV Company was originally formed on December 14, 2020 by Overland and the Company. Upon formation of the JV Company, the Company contributed an exclusive license to develop, manufacture and commercialize specific Company product candidates targeting BCMA, CD70, FLT3 and DLL3 (the “Licensed Products”) in China, Taiwan, South Korea and Singapore (the “Territory”), with the Company retaining exclusive rights to the Licensed Products outside the Territory (the “Exclusive License Agreement”), and Overland contributed $117 million in upfront and certain quarterly cash payments. In return, the Company received a $40 million upfront payment and Seed Preferred Shares representing 49% of the JV Company’s outstanding stock and Overland received Seed Preferred Shares representing 51% of the JV Company’s outstanding stock.

Under the Share Exchange Agreement, the JV Company acquired from Overland a 100% equity interest in Overland Pharmaceuticals (US) Inc. (“Overland US”). Overland US includes certain research and development, clinical, and general and administrative staff, as well as select cell therapy assets, including its lead program, OL-101, an autologous GPRC5D-BCMA bispecific dual targeting CAR-T for refractory multiple myeloma. Upon completion of the closing of the share exchange, Overland US became a wholly owned subsidiary of the JV Company, Overland’s ownership increased to 81.54%, the Company’s ownership decreased to 18%, and the Ordinary Shares issuable under the share incentive plan of the JV Company equaled 0.46% of the capitalization of the JV Company on an as-converted and fully-diluted basis. In addition, the JV Company increased the total number of Ordinary Shares issuable under its share incentive plan, which resulted in diluting Overland’s and the Company’s ownership to 69.63% and 15.37%, respectively, and the Ordinary Shares issuable under the share incentive plan of the JV Company were increased to 15% of the capitalization of the JV Company on an as-converted and fully-diluted basis.

Under a separate agreement between Overland and HH BioPharma Holdings Ltd. (“HBP”) executed on May 24, 2024, Overland distributed all Series Seed Preferred Shares of the JV Company held by Overland to HBP and HBP has assumed all rights and obligations attached to such Shares and all rights and obligations of Overland under the Share Exchange Agreement.

In connection with the Organizational Restructuring, on May 24, 2024, the Company and Allogene Overland BioPharm (PRC) Co., Limited (the “Licensee”), an indirect wholly owned subsidiary of the JV Company, entered into a First Amendment to Exclusive License Agreement (the “Amendment”) to amend and supplement certain provisions of the Exclusive License Agreement dated December 14, 2020 between the Company and the JV Company which has since assigned all of its rights and obligations under the Exclusive License Agreement to the Licensee. Under the Amendment, the Company continues to grant the JV Company an exclusive license to develop, manufacture, and commercialize the Licensed Products in the Territory, with the Company retaining exclusive rights to the Licensed Products outside the Territory, and the royalty obligations to the Company were amended to a flat mid single-digit royalty on net sales in the Territory that are no longer subject to reductions as previously provided. The Amendment also provides the Company with additional rights to terminate the Exclusive License Agreement in its entirety or with respect to the relevant Licensed Product(s) if the Licensee fails to initiate manufacturing technology transfer with respect to a Licensed Product as agreed in the Amendment, or if HBP commits a funding default or a material breach of its representations, warranties, or covenants under the Share Exchange Agreement. The Amendment also provides that the Exclusive License Agreement will terminate automatically if the Company’s ownership in the JV Company falls below 7.5% (other than due to the Company’s sale of the Shares of the JV Company), unless at that time the JV Company and the Company have mutually agreed on the manufacturing technology transfer plan for the Licensed Product(s) and the JV Company elects to continue the license for such Licensed Product(s) with increased milestones and royalties. Under the Amendment terms such increased milestones and royalties consist of up to $115 million in milestone payments for each Licensed Product and tiered mid single-digit to low double-digit royalties on net sales in the Territory.

In connection with the Organizational Restructuring, on May 24, 2024, the Company, HBP, and the JV Company also entered into an Amended and Restated Shareholders’ Agreement which amends and restates the prior Shareholders’ Agreement dated December 14, 2020 among the Company, Overland, and the JV Company in its entirety. Pursuant to the Amended and Restated Shareholders’ Agreement, the board of directors of the JV Company will be comprised of five directors, with three directors designated by HBP, one director designated by the Company, and one director serving as the chief executive officer of the JV Company. The Amended and Restated Shareholders’ Agreement provides each of the Company and HBP certain shareholder-level consent rights, certain director-level consent rights, registration rights, information rights, and pre-emptive rights for future equity issuances. The Amended and Restated Shareholders’ Agreement shall terminate upon the consent of the parties, provided that its provisions with respect to director designation rights, shareholder-level consent rights, director-level consent rights, information rights, and pre-emptive rights shall terminate upon a qualified IPO or sale of the JV Company or its assets.

The foregoing description of the material terms of the Share Exchange Agreement, the Amended and Restated Shareholders’ Agreement and the Amendment is qualified in its entirety by reference to the complete text of such agreements, which the

Company intends to file with the Securities and Exchange Commission as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024.

Cautionary Note on Forward-Looking Statements

This Form 8-K contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding intentions, beliefs, projections, outlook, analyses, or current expectations concerning, among other things: the ability of the JV Company to progress clinical trials, manufacture, or commercialize allogeneic CAR T cell therapies in the Territory; or future royalty or milestone payments to the Company. Various factors may cause differences between the Company’s expectations and actual results as discussed in greater detail in the Company’s filings with the Securities and Exchange Commission, including without limitation in its Form 10-Q for the quarter ended March 31, 2024. Any forward-looking statements that are made in this Form 8-K speak only as of the date hereof. The Company assumes no obligation to update the forward-looking statements whether as a result of new information, future events or otherwise, after the date hereof.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLOGENE THERAPEUTICS, INC.

By:	/s/ David Chang, M.D., Ph.D.
David Chang, M.D., Ph.D.
President, Chief Executive Officer
Dated: May 31, 2024